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                         [BIRMINGHAM STEEL CORP. LOGO]

                    BIRMINGHAM STEEL CORPORATION COMMENTS ON
                        NEW YORK STOCK EXCHANGE DECISION
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         BIRMINGHAM STEEL SHARES TO BEGIN TRADING ON OTC BULLETIN BOARD


BIRMINGHAM, Ala. (November 14, 2001) - Birmingham Steel Corporation today issued the following statement:

John D. Correnti, Chairman and Chief Executive Officer of Birmingham Steel, commented, "The New York Stock Exchange today announced that it will initiate procedures to delist the common stock of Birmingham Steel. The NYSE decision was reached in view of the fact that the Company has fallen below the following NYSE continued listing standards: average global market capitalization over a consecutive 30 trading-day period is less than $50,000,000 and total stockholders' equity is less than $50,000,000; and the average closing price of the Company's common stock has been less than $1.00 over a consecutive 30 trading-day period."

Correnti continued, "The NYSE had previously accepted the Company's plan to reestablish compliance with the minimum listing standards by November 21, 2002. To date, the financial performance of the Company's core operations have exceeded the forecast included in the plan filed with the NYSE. However, the Company's decision to divest certain unprofitable operations has required the recording of charges for asset writedowns to reflect distressed selling values for steel assets in today's market. Because of the impact of these writedowns on the Company's equity, the NYSE has decided to terminate the previously established timeframe for the Company to re-comply with the minimum listing standards."

Correnti said, "Since our management team joined Birmingham Steel almost two years ago, the Company has aggressively pursued a strategy of closing unprofitable facilities, improving cash flow and reducing debt. Despite severe economic conditions that have affected the domestic steel industry, the Company continues to make progress toward a return to profitability. Today, we announced the signing of a definitive agreement to sell the Cartersville operation to AmeriSteel, Inc., a transaction that will enable us to significantly reduce debt and improve cash flow and future financial performance."

Correnti continued, "While the decision to divest certain facilities has had an adverse impact on our balance sheet equity, we believe these actions are in the best interests of our shareholders, lenders, vendors and employees, and also improve the long-term prospects for Birmingham Steel. We believe we have one of the best workforces and management teams in the industry that, along with an efficient, low-cost core asset base, has the collective capability to be a driving force in the anticipated consolidation of the domestic steel industry."

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BIR Comments on Recent Developments
Page 2
November 14, 2001


Correnti concluded, "In a challenging economic environment, we believe we are taking the steps necessary to improve future financial results and to provide a means for an eventual improvement in the Company's overall financial structure. Our goal is to position Birmingham Steel to participate in the industry consolidation in a manner that will benefit our shareholders, lenders and employees." Correnti noted that, effective with the market opening on Tuesday, November 18, 2001, Birmingham Steel's common stock will begin trading on the OTC Bulletin Board.

Birmingham Steel operates in the mini-mill segment of the steel industry.

Except for historical information, the matters described in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including economic conditions, market demand factors, equipment breakdowns or failures, the Company's continued compliance with its financing arrangements and its principal debt agreements, as well as other risks described from time to time in the Company's periodic and special filings with the Securities and Exchange Commission. Any forward-looking statements contained in this document speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements.

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